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                                                                     EXHIBIT 5.1

                        STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                      NEWPORT BEACH, CALIFORNIA 92660-6441
                            TELEPHONE (714) 725-4000
                            FACSIMILE (714) 725-4100

                                                            SAN FRANCISCO OFFICE
                                                44 MONTGOMERY STREET, SUITE 2950
                                                 SAN FRANCISCO, CALIFORNIA 94104
                                                        TELEPHONE (415) 765-9180
                                                        FACSIMILE (415) 765-9187


                                 April 23, 1998


Star Buffet, Inc.
440 Lawndale Drive
Salt Lake City, Utah 84115-2917

        Re:    Registration Statement on Form S-8

Gentlemen:

               At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by Star Buffet, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of a total of 750,000 shares of the Company's common stock, $.001 par value ("Common Stock"), issuable under the Company's 1997 Employee Stock Purchase Plan (the "1997 ESPP").

               We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

               Based on the foregoing, it is our opinion that the 750,000 shares of Common Stock to be issued under the 1997 ESPP against full payment in accordance with the respective terms and conditions of the 1997 ESPP will be legally and validly issued, fully paid and nonassessable.

               We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                            STRADLING YOCCA CARLSON & RAUTH